Exhibit 99.1
Contact: Valerie Collado
Phone: (484) 885-9338
Fax: (484) 881-7402
Email: valerie_collado@vwr.com
VWR to Hold Second Quarter 2014 Financial Results Conference Call
RADNOR, PA, August 14, 2014 - VWR Funding, Inc., the parent company of VWR International, LLC, a leading, independent provider of laboratory supplies, equipment and services, will hold a conference call on Tuesday, August 19, 2014, to discuss its second quarter 2014 financial results.

Who:	Manuel Brocke-Benz, President and CEO Gregory L. Cowan, Senior Vice President and CFO
When:	August 19, 2014 9:00 AM Eastern Time (ET)
How:
Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Tuesday, August 19, 2014 through Tuesday, September 2, 2014 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (855) 859-2056, conference ID number for both replay numbers will be 81203833.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, will be filed on Thursday, August 14, 2014, with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in Radnor, Pennsylvania, is a leading, independent provider of laboratory supplies, equipment and services to the global life science and general research industries with worldwide sales in excess of $4.1 billion in 2013. VWR enables the advancement of the world’s most critical research by providing product and service solutions to laboratories and production facilities in the pharmaceutical, biotech, industrial, educational, governmental and healthcare industries. With over 160 years of industry experience, VWR offers a well-established network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,500 associates around the world working to streamline the way scientists, researchers, medical professionals and engineers across the Americas, Europe and Asia Pacific stock and maintain their facilities. In addition, VWR further supports its customers by providing value-added service offerings, including research support, laboratory services, and operations services.
For more information on VWR, visit www.vwr.com.